UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2012

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

EXPLANATORY NOTE

Cornerstone Therapeutics Inc. hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2012 (the “Original Form 8-K”) pursuant to Instruction 2 to Item 5.02 of Form 8-K to disclose a committee appointment and related information that was not determined or available at the time of filing the Original Form 8-K. Item 5.02 of the Original Form 8-K is amended and restated as set forth below. There are no other changes to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, Alessandro Chiesi notified the board of directors (the “Board”) of Cornerstone Therapeutics Inc. (the “Company”) of his resignation as a director from the Board, effective June 6, 2012.

On June 6, 2012, the Board appointed Dr. Laura Shawver to serve as a director, effective immediately. At the time of Dr. Shawver’s appointment to the Board, it had not been determined on which committees of the Board Dr. Shawver would serve. On October 15, 2012, the Board appointed Dr. Shawver to serve as a member of the Compensation Committee and the Audit Committee of the Board, with her appointment to the Compensation Committee effective immediately and her appointment to the Audit Committee to be effective on November 10, 2012. As of October 15, 2012, the members of the Compensation Committee are Michael Heffernan as Chairman, James Harper and Dr. Shawver, and as of November 10, 2012 the members of the Audit Committee are expected to be Christopher Codeanne as Chairman, Michael Enright and Dr. Shawver.

Dr. Shawver has more than 20 years of experience in the biotechnology and pharmaceutical industry. In 2011, she participated in the founding of Cleave Biosciences, Inc., a development stage company, and currently serves as Chief Executive Officer and Director. Previously, she was Entrepreneur in Residence for 5AM Ventures, an early stage venture capital firm focused on building next-generation life science companies, from October 2010 to August 2011. Prior to then, Dr. Shawver served as Chief Executive Officer and Director of Phenomix Corporation, a development stage company, from June 2002 to September 2010, and President of Sugen, Inc. (“Sugen”) from October 2000 to May 2002, after holding various positions there since 1992. Sugen was a publically traded company from 1994 – 1999 when it was acquired by Pharmacia and Upjohn Company, Inc. Dr. Shawver began her drug development career in 1989 at Triton Biosciences, Inc. (later Berlex Biosciences Inc.), which was acquired by Schering AG in 1990. She has extensive operational, drug development and regulatory expertise, and also has assisted a number of pharmaceutical companies with transition and integration activities following product licensing and acquisition transactions. Dr. Shawver has served on the boards of Antipodean Pharmaceuticals, Inc. and Anaphore, Inc., and she is the founder and a current director of The Clearity Foundation, a non-profit corporation. Dr. Shawver holds a Ph.D. in Pharmacology and a B.S. in Microbiology, both from the University of Iowa.

There is no arrangement or understanding between Dr. Shawver and any other persons pursuant to which she was to be appointed as a director, and Dr. Shawver is not, has not been, and is not currently proposed to be a participant in any related person transactions with the Company or any related person that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Shawver’s appointment to the Board is attached hereto as Exhibit 99.1.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

October 19, 2012	By:	/s/ Andrew K. W. Powell

Name: Andrew K. W. Powell
Title: Executive Vice President, General Counsel and Secretary